CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K into the Company's previously filed Form S-8 Registration Statements, File No. 333-12677, File 333-12679 and File No. 333-62525.


/s/Arthur Andersen LLP
---------------------------
ARTHUR ANDERSEN LLP


Chicago, Illinois
February 18, 2000